                                                                     Exhibit 4.3



                                    INDENTURE


                          Dated as of October 14, 1999

                                      among

                                  TENNECO INC.,
                                   as Issuer,

                       Certain subsidiaries of the Issuer,
                                  as Guarantors

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee


                                ----------------

                               up to $750,000,000


              11 5/8% Senior Subordinated Notes due 2009, Series A

              11 5/8% Senior Subordinated Notes due 2009, Series B

                              CROSS-REFERENCE TABLE
                              ---------------------
  TIA                                                    Indenture
Section                                                   Section
-------                                                  ---------

310(a)(1)..........................................        7.10
   (a)(2)..........................................        7.10
   (a)(3)..........................................        N.A.
   (a)(4)..........................................        N.A.
   (a)(5)..........................................        7.10
   (b).............................................        7.08; 7.10
   (c).............................................        N.A.
311(a).............................................        7.11
   (b).............................................        7.11
312(a).............................................        2.05
   (b).............................................        11.03
   (c).............................................        11.03
313(a).............................................        7.06
   (b)(1)..........................................        7.06
   (b)(2)..........................................        7.06; 7.07
   (c).............................................        7.05; 7.06; 11.02
   (d).............................................        7.06
314(a).............................................        4.08; 4.10; 11.02
   (b).............................................        N.A.
   (c)(1)..........................................        4.08; 11.04
   (c)(2)..........................................        11.04
   (c)(3...........................................        4.08; 11.04
   (d).............................................        N.A.
   (e).............................................        11.05
   (f).............................................        N.A.
315(a).............................................        7.01(b)
   (b).............................................        7.05; 11.02
   (c).............................................        7.01(a)
   (d).............................................        7.01(c)
   (e).............................................        6.11
316(a)(last sentence)..............................        2.09
   (a)(1)(A).......................................        6.05
   (a)(1)(B).......................................        6.04
   (a)(2)..........................................        N.A.
   (b).............................................        6.07; 9.04
   (c).............................................        9.04
317(a)(1)..........................................        6.08
   (a)(2)..........................................        6.09
   (b).............................................        2.04

318(a).............................................        11.01
   (c).............................................        11.01

---------------
"N.A." means Not Applicable.


NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.................................................1
SECTION 1.02.      Incorporation by Reference of TIA..........................49
SECTION 1.03.      Rules of Construction......................................50

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.      Form and Dating............................................50
SECTION 2.02.      Execution and Authentication...............................52
SECTION 2.03.      Registrar and Paying Agent.................................53
SECTION 2.04.      Paying Agent To Hold Assets in
                     Trust....................................................54
SECTION 2.05.      Securityholder Lists.......................................54
SECTION 2.06.      Transfer and Exchange......................................54
SECTION 2.07.      Replacement Securities.....................................55
SECTION 2.08.      Outstanding Securities.....................................56
SECTION 2.09.      Treasury Securities........................................56
SECTION 2.10.      Temporary Securities.......................................57
SECTION 2.11.      Cancellation...............................................57
SECTION 2.12.      Defaulted Interest.........................................58
SECTION 2.13.      CUSIP Number...............................................58
SECTION 2.14.      Deposit of Moneys..........................................58
SECTION 2.15.      Book-Entry Provisions for Global
                     Securities...............................................58
SECTION 2.16.      Registration of Transfers and
                     Exchanges................................................60

                                                                            Page
                                                                            ----

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.      Notices to Trustee.........................................66
SECTION 3.02.      Selection of Securities To Be
                     Redeemed.................................................67
SECTION 3.03.      Notice of Redemption.......................................67
SECTION 3.04.      Effect of Notice of Redemption.............................69
SECTION 3.05.      Deposit of Redemption Price................................69
SECTION 3.06.      Securities Redeemed in Part................................69

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.      Payment of Securities......................................70
SECTION 4.02.      Maintenance of Office or Agency............................70
SECTION 4.03.      Limitation on Incurrence of
                     Additional Indebtedness..................................71
SECTION 4.04.      Limitation on Restricted Payments..........................72
SECTION 4.05.      Corporate Existence........................................75
SECTION 4.06.      Payment of Taxes and Other Claims..........................76
SECTION 4.07.      Maintenance of Properties and
                     Insurance................................................76
SECTION 4.08.      Compliance Certificate; Notice of
                     Default..................................................77
SECTION 4.09.      Compliance with Laws.......................................78
SECTION 4.10.      Reports to Holders.........................................78
SECTION 4.11.      Waiver of Stay, Extension or Usury
                     Laws.....................................................79
SECTION 4.12.      Limitation on Asset Sales..................................80
SECTION 4.13.      Limitation on Dividend and Other
                     Payment Restrictions Affecting
                     Restricted Subsidiaries..................................84
SECTION 4.14.      Limitation on Issuances of Capital
                     Stock of Restricted Subsidiaries.........................85
SECTION 4.15.      Limitation on Liens........................................85
SECTION 4.16.      Prohibition on Incurrence of Senior
                     Subordinated Debt........................................86

SECTION 4.17.      Limitation on Transactions with
                      Affiliates..............................................86
SECTION 4.18.      Issuance of Subsidiary Guarantees..........................88
SECTION 4.19.      Payments for Consent.......................................88
SECTION 4.20.      Limitation on Designations of
                     Unrestricted Subsidiaries................................89
SECTION 4.21.      Change of Control..........................................90
SECTION 4.22.      Deposit of Funds with Trustee
                     Pending Consummation of the Spin-
                     Off Transactions.........................................93

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.      Merger, Consolidation and Sale of
                     Assets...................................................96
SECTION 5.02.      Successor Corporation Substituted..........................98

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.      Events of Default..........................................99
SECTION 6.02.      Acceleration..............................................101
SECTION 6.03.      Other Remedies............................................103
SECTION 6.04.      Waiver of Past Defaults...................................103
SECTION 6.05.      Control by Majority.......................................103
SECTION 6.06.      Limitation on Suits.......................................104
SECTION 6.07.      Rights of Holders to Receive
                     Payment.................................................105
SECTION 6.08.      Collection Suit by Trustee................................105
SECTION 6.09.      Trustee May File Proofs of Claim..........................105
SECTION 6.10.      Priorities................................................106
SECTION 6.11.      Payment of Interest; Interest Rights
                     Preserved...............................................107
SECTION 6.12.      Undertaking for Costs.....................................108

                                                                            Page
                                                                            ----
                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.      Duties of Trustee.........................................109
SECTION 7.02.      Rights of Trustee.........................................111
SECTION 7.03.      Individual Rights of Trustee..............................113
SECTION 7.04.      Trustee's Disclaimer......................................113
SECTION 7.05.      Notice of Default.........................................113
SECTION 7.06.      Reports by Trustee to Holders.............................114
SECTION 7.07.      Compensation and Indemnity................................114
SECTION 7.08.      Replacement of Trustee....................................116
SECTION 7.09.      Successor Trustee by Merger, Etc..........................117
SECTION 7.10.      Eligibility; Disqualification.............................118
SECTION 7.11.      Preferential Collection of Claims
                     Against Company.........................................118

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.      Legal Defeasance and Covenant
                     Defeasance..............................................118
SECTION 8.02.      Satisfaction and Discharge............................... 123
SECTION 8.03.      Survival of Certain Obligations...........................125
SECTION 8.04.      Acknowledgment of Discharge by
                     Trustee.................................................125
SECTION 8.05.      Application of Trust Assets...............................125
SECTION 8.06.      Repayment to the Company or
                     Guarantors; Unclaimed Money.............................126
SECTION 8.07.      Reinstatement.............................................127

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.      Without Consent of Holders................................127
SECTION 9.02.      With Consent of Holders...................................128
SECTION 9.03.      Compliance with TIA.......................................130
SECTION 9.04.      Revocation and Effect of Consents.........................130

                                                                            Page
                                                                            ----

SECTION 9.05.      Notation on or Exchange of Securities.....................131
SECTION 9.06.      Trustee to Sign Amendments, Etc...........................132

                                   ARTICLE TEN

                                    GUARANTEE

SECTION 10.01.     Unconditional Guarantee...................................132
SECTION 10.02.     Severability..............................................134
SECTION 10.03.     Release of a Guarantor....................................134
SECTION 10.04.     Limitation of a Guarantor's
                     Liability...............................................134
SECTION 10.05.     Contribution..............................................135
SECTION 10.06.     Waiver of Subrogation.....................................136
SECTION 10.07.     Execution of Guarantees...................................136
SECTION 10.08.     Waiver of Stay, Extension or Usury
                     Laws....................................................137

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.     TIA Controls..............................................138
SECTION 11.02.     Notices...................................................138
SECTION 11.03.     Communications by Holders with Other
                      Holders................................................139
SECTION 11.04.     Certificate and Opinion as to
                     Conditions Precedent....................................139
SECTION 11.05.     Statements Required in Certificate
                     or Opinion..............................................140
SECTION 11.06.     Rules by Trustee, Paying Agent,
                     Registrar...............................................140
SECTION 11.07.     Legal Holidays............................................141
SECTION 11.08.     Governing Law.............................................141
SECTION 11.09.     No Adverse Interpretation of Other
                     Agreements..............................................141
SECTION 11.10.     No Recourse Against Others................................141
SECTION 11.11.     Successors................................................142
SECTION 11.12.     Duplicate Originals.......................................142

                                                                            Page
                                                                            ----

SECTION 11.13.     Severability..............................................142
SECTION 11.14.     Table of Contents, Headings, Etc..........................142

                                 ARTICLE TWELVE

                                  SUBORDINATION

SECTION 12.01.     Securities Subordinated to Senior
                     Debt; Guarantees Subordinated to
                     Guarantor Senior Debt...................................143
SECTION 12.02.     No Payment on Securities in Certain
                     Circumstances...........................................143
SECTION 12.03.     Payment Over of Proceeds upon
                     Dissolution, Etc........................................146
SECTION 12.04.     Payments May Be Paid Prior to
                     Dissolution.............................................148
SECTION 12.05.     Subrogation...............................................149
SECTION 12.06.     Obligations of the Company
                     Unconditional...........................................149
SECTION 12.07.     Notice to Trustee.........................................150
SECTION 12.08.     Reliance on Judicial Order or
                     Certificate of Liquidating Agent........................151
SECTION 12.09.     Trustee's Relation to Senior Debt or
                     Guarantor Senior Debt...................................151
SECTION 12.10.     Subordination Rights Not Impaired by
                     Acts or Omissions of the Company or
                     a Guarantor or Holders of Senior
                     Debt....................................................152
SECTION 12.11.     Holders Authorize Trustee To
                     Effectuate Subordination of
                     Securities..............................................153
SECTION 12.12.     This Article Twelve Not To Prevent
                     Events of Default.......................................154
SECTION 12.13.     Trustee's Compensation Not
                     Prejudiced..............................................154


Exhibit A  -  Form of Series A Security
Exhibit B  -  Form of Series B Security
Exhibit C  -  Form of Legend for Global Securities

Exhibit D  -  Transfer Certificate
Exhibit E  -  Transferee Certificate for Institutional Accredited Investors
Exhibit F  -  Transferee Certificate for Regulation S Transfers
Exhibit G  -  Form of Guarantee
Exhibit H  -  Form of Opinion of Counsel to the Guarantors
Exhibit I  -  Form of Guarantor Secretary Certificate
Exhibit J  -  Officers' Certificate Regarding Release Conditions
Exhibit K  -  Form of Supplemental Indenture

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                   INDENTURE dated as of October 14, 1999, among TENNECO INC., a Delaware corporation (the "Company"), as Issuer, such subsidiaries of the Issuer, as shall from time to time execute a Guarantee (as defined), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

                   The Company has duly authorized the issue of 11 5/8% Senior Subordinated Notes due 2009, Series A, and 11 5/8% Senior Subordinated Notes due 2009, Series B, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

                   Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

                   "Accounts Receivable Entity" means a Person, including, without limitation, a Subsidiary of the Company, whose operations consist solely of owning and/or selling accounts receivable of the Company and its Subsidiaries and engaging in other activities in connection with transactions that are Permitted Receivables Financings.

                   "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

                   "Acquired Subsidiary" means a Person which becomes a Restricted Subsidiary after the Spin-Off Date; provided that such Person has outstanding voting Capital Stock prior to becoming a Subsidiary of the Company and a majority of such voting Capital Stock was owned by Persons other than the Company and its Restricted Subsidiaries.

                   "Adjusted Net Assets" has the meaning provided in
Section 10.05.

                   "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                   "Affiliate Transaction" has the meaning provided in
Section 4.17.

                   "Agent" means any Registrar, Paying Agent or co-Registrar.

                   "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or as-sets of such Person other than in the ordinary course of business.

                   "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

                   (1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $5 million;

                   (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01;

                   (3)  any Restricted Payment made in accordance with
               Section 4.04;

                   (4) sales of accounts receivable pursuant to a Permitted Receivables Financing made in accordance with Section 4.03; or

                   (5) transactions consummated on the Spin-Off Date in connection with the Spin-Off Transactions.

                   "Assumption Agreement" means the assumption agreement in the form attached as Exhibit C to the Purchase Agreement.

                   "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                   "Blockage Period" has the meaning provided in Section 12.02.

                   "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                   "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                   "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York or in the city in which the principal corporate trust office of the Trustee is located, are required or authorized by law or other governmental action to be closed.

                   "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                   "Capital Stock" means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                   "Cash Equivalents" means:

                   (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

          "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

          (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

          (3) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          "Change of Control Offer" has the meaning provided in Section 4.21.

          "Change of Control Payment Date" has the meaning provided in Section 4.21.

          "Collateral" means (i) the Collateral Account and the Money Market Account, (ii) the Special Redemption Amount and all other cash or Cash Equivalents deposited in the Collateral Account and the Money Market Account from time to time pursuant to Section 4.22 hereof, (iii) all rights and privileges of the Company with respect to the Collateral Account, the Money Mar-ket Account and such cash and Cash Equivalents, (iv) all dividends, interest and other payments and distributions made on or with respect to such Cash Equivalents, the Collateral Account or the Money Market Account and (v) all proceeds of any of the foregoing.

          "Collateral Account" has the meaning set forth in Section 4.22.

          "Collateral Funds" has the meaning set forth in Section 4.22.

          "Combined EBITDA" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary), for any period, the sum (without duplication) of:

          (1) Combined Net Income; and

          (2) to the extent Combined Net Income has been reduced thereby:

              (A) all income taxes of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) paid or accrued in accordance with GAAP for such period;

              (B) Combined Interest Expense; and

              (C) Combined Non-cash Charges;

less any non-cash items increasing Combined Net Income for such period, all as determined on a combined basis for the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) in accordance with GAAP.

          "Combined Fixed Charge Coverage Ratio" means, with respect to the Restricted Subsidiaries that are not Guarantors

(and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary), the ratio of Combined EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Combined Fixed Charge Coverage Ratio (the "Transaction Date") to Combined Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Combined EBITDA" and "Combined Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of any of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, (and the application of the proceeds thereof) occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of one of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) (including any Person who becomes such a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Combined EBITDA (provided that such Combined EBITDA shall be included only to the extent includable pursuant to the definition of "Combined Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

          If any of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) directly or indirectly guarantee Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Combined Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Combined Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the ex-tent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

          "Combined Fixed Charges" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for any period, the sum, without duplication, of:

          (1) Combined Interest Expense, plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

          "Combined Interest Expense" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) for such period determined on a combined basis in accordance with GAAP, including without limitation,

               (A) any amortization of debt discount,

              (B) the net costs under Interest Swap Obligations,

              (C) all capitalized interest, and

              (D) the interest portion of any deferred payment obligation;

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Restricted Subsidiaries that are not Guarantors (and are not a Finance Subsidiary or Accounts Receivable Entity that is a Domestic Restricted Subsidiary) during such period as determined on a consolidated basis in accordance with GAAP; and

          (3) net losses relating to sales of accounts receivable pursuant to Permitted Receivables Financings during such period as determined on a combined basis in accordance with GAAP;

provided that Combined Interest Expense shall not include any of the foregoing to the extent owing to the Company or any Restricted Subsidiary or to the extent owed by a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary.

          "Combined Net Income" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries), for any period, the aggregate net income (or loss) of the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) for such period as determined on a combined basis in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

          (2) extraordinary or non-recurring gains or losses (determined on an after-tax basis);

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with any Restricted Subsidiary that is not a Guarantor (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries);

          (4) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) by such Person;

          (5) any restoration to income of any contingency reserve, except to the extent that (x) provision for such reserve was made out of Combined Net Income accrued at any time following the Issue Date or (y) the restoration is with respect to a charge or reserve contemplated by clause (7) below;

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (7) restructuring charges of not more than $55.0 million to the extent incurred in the quarter ending December 31, 1999 by Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries); and

          (8) any fees or expenses incurred in connection with the Spin-Off Transactions.

          "Combined Non-cash Charges" means, with respect to the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries), for any period, the aggregate depreciation, amortization and other non-cash expenses of the Restricted Subsidiaries that are not Guarantors (and are not Finance Subsidiaries or Accounts Receivable Entities that are Domestic Restricted Subsidiaries) reducing Combined Net Income for such period, determined on a combined basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Spin-Off Date or issued after the Spin-Off Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby:

               (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

               (B) Consolidated Interest Expense; and

               (C) Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the Four Quarter Period ending on or prior to the Transaction Date to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, (and the application of the proceeds thereof) occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Ac-quisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

          If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

          "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense, plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

               (A) any amortization of debt discount,

               (B) the net costs under Interest Swap Obligations,

               (C) all capitalized interest, and

              (D) the interest portion of any deferred payment obligation;

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

          (3) net losses relating to sales of accounts receivable pursuant to Permitted Receivables Financings during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

          (2) extraordinary or non-recurring gains or losses (determined on an after-tax basis);

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

          (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash divi-dends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

          (6) any restoration to income of any contingency reserve, except to the extent that (x) provision for such reserve was made out of Consolidated Net Income accrued at any time following the Spin-Off Date or (y) the restoration is with respect to a charge or reserve contemplated by clause
     (9) below;

          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (8) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

          (9) restructuring charges of not more than $55.0 million to the extent incurred in the fiscal quarter ending December 31, 1999; and

          (10) any fees or expenses incurred in connection with the Spin-Off Transactions.

          "Consolidated Net Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "Corporate Restructuring" means the restructuring by the Company of the assets, liabilities and operations of (x) its packaging business and administrative services operations, so that such assets, liabilities and operations are owned directly and indirectly by Packaging and its Subsidiaries, and (y) its automotive business, so that such assets, liabilities and operations are owned directly or indirectly by the Company and its Subsidiaries, in each case in a manner consistent, in all material respects, with the description thereof in the Offering Memorandum.

          "Corporate Trust Department" means the office of the Trustee in The City of New York at which at any particular time its corporate trust business shall be principally administered.

          "Covenant Defeasance" has the meaning provided in Section 8.01.

          "Credit Agreement" means the Credit Agreement dated as of September 30, 1999 among the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Commerzbank AG and Bank of America, as co-documentation agents, Citibank, N.A., as syndication agent and The Chase Manhattan Bank, as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.03 (including the definition of Permitted Indebtedness)) or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Debt Realignment" means the realignment of all of the Company's Indebtedness through a combination of tender offers, exchange offers, prepayments and/or other refinancings, the purpose of which is to allocate Indebtedness between the Company and Packaging before the separation of the Company and Packaging effected by means of the Corporate Restructuring and the Packaging Distribution and consistent in all material respects with the description thereof in the Offering Memorandum insofar as such matters relate to the Company.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Default Notice" has the meaning provided in Section 12.02.

          "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Designated Senior Debt" means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $50 million and is specifically designated in the instrument evidenc-ing such Senior Debt as "Designated Senior Debt" by the Company.

          "Designation" has the meaning provided in Section 4.20.

          "Designation Amount" has the meaning provided in Section 4.20.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the Securities.

          "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States or any state thereof or the District of Columbia.

          "Event of Default" has the meaning provided in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

          "Existing Indenture" means the indenture dated November 1, 1996 by and between the Company and The Chase Manhattan Bank.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair

Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

          "Final Maturity Date" means October 15, 2009.

          "Finance Subsidiary" means a Restricted Subsidiary that is organized solely for the purpose of owning Indebtedness of the Company and/or other Restricted Subsidiaries and issuing securities the proceeds of which are utilized by the Company and/or other Restricted Subsidiaries, and which engages only in such activities and activities incident thereto.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

          "Four Quarter Period" has the meaning provided in the definition of "Combined Fixed Charge Coverage Ratio" above.

          "Fund" has the meaning set forth in Section 4.22.

          "Funding Guarantor" has the meaning provided in Section 10.05.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Security" means a security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit C.

          "Guarantee" has the meaning provided in Section 4.18.

          "Guarantor" means (1) each Wholly Owned Domestic Restricted Subsidiary of the Company (other than any Immaterial Domestic Subsidiaries) as of the Spin-Off Date (after giving effect to the Spin-Off Transactions) and (2) each other Restricted Subsidiary that in the future executes a Guarantee pursuant to
Section 4.18 or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

          "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Spin-Off Date (after giving effect to the Spin-Off Transactions) or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations of every nature of the Company or any Guarantor with respect to the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (y) all Interest Swap Obligations; and

          (z) all obligations under Currency Agreements.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor owing to a Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

          (3) Indebtedness to trade creditors and other amounts incurred (other than under the Credit Agreement) in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

          (6) Indebtedness incurred in violation of Section 4.03;

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

          "Immaterial Domestic Subsidiaries" means at any time, any Domestic Restricted Subsidiary of the Company having total assets (as determined in accordance with GAAP) in an amount of less than 1% of the consolidated total assets of the Company and its Domestic Restricted Subsidiaries (as determined in accordance with GAAP); provided, however, that the total assets (as so determined) of all Immaterial Domestic Subsidiaries shall not exceed 5% of consolidated total assets of the Company and its Domestic Subsidiaries (as so determined). In the event that the total assets of all Immaterial Domestic Subsidiaries exceeds 5% of consolidated total assets of the Company and its Domestic Restricted Subsidiaries, the Company will designate Domestic Restricted Subsidiaries that would otherwise be Immaterial Domestic Subsidiaries to be excluded as Immaterial Domestic Subsidiaries until such 5% threshold is met. Notwithstanding the foregoing, no Domestic Restricted Subsidiary that guarantees the Credit Agreement shall be deemed an Immaterial Domestic Subsidiary.

          "incur" has the meaning provided in Section 4.03.

          "Indebtedness" means, with respect to any Person, without duplication:

          (1) all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses (8) and (10) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

          (8) all Obligations under currency agreements and interest swap agreements of such Person;

          (9) all Disqualified Capital Stock of the Company and all Preferred Stock of a Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any; and

          (10) all Outstanding Permitted Receivables Financings.

          For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined rea-sonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent; (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries; and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

          "Independent Financial Advisor" means a firm (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means Salomon Smith Barney Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Commerzbank Capital Markets Corporation, First Union Securities, Inc., ING Barings LLC, Nesbitt Burns Securities Inc., Scotia Capital Markets (USA) Inc., SG Cowen Securities Corporation and TD Securities (USA) Inc.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

          "Interest Swap Obligations" means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Restricted Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

          "Issue Date" means the date of original issuance of the Securities.

          "Legal Defeasance" has the meaning provided in Section 8.01.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Make-Whole Amount" means, with respect to each $1,000 principal amount of Securities on the redemption date, the excess, if any, of (a) the present value of the sum of $1,000 and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including the Final Maturity Date discounted on a semi-annual bond equivalent basis from such Final Maturity Date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) $1,010.

          "Money Market Account" has the meaning set forth in Section 4.22.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

          (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

          (4) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Proceeds Offer" has the meaning provided in Section 4.12.

          "Net Proceeds Offer Amount" has the meaning provided in Section 4.12.

          "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.12.

          "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.12.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the offering memorandum of the Company dated October 8, 1999 related to the Securities.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

          "Officers' Certificate" means a certificate signed by two Officers of the Company.

          "Offshore Physical Securities" has the meaning provided in Section
2.01.

          "Opinion of Counsel" means a written opinion from legal counsel which is and who are acceptable to the Trustee.

          "Outstanding Permitted Receivables Financings" means the aggregate amount of the receivables sold or financed pursuant to a Permitted Receivables Financing that remain uncollected at any one time.

          "Packaging" refers to Tenneco Packaging Inc., a Delaware corporation, and those companies that will be its subsidiaries when the Spin-Off Transactions are completed.

          "Packaging Distribution" means the distribution by the Company of all of the issued and outstanding common stock of Packaging to the holders of the Company's common stock consistent in all material respects with the description thereof in the Offering Memorandum.

          "Packaging Form S-4" means the Form S-4 Registration Statement filed with the Commission in connection with the Debt Realignment, and declared effective on October 5, 1999.

          "Participants" has the meaning provided in Section 2.15.

          "Paying Agent" has the meaning provided in Section 2.03.

          "Payment Default" has the meaning provided in Section 6.01.

          "Permitted Indebtedness" means, without duplication, each of the following:

          (1) Indebtedness under the Securities, this Indenture and any Guarantees not to exceed $500.0 million in aggregate principal amount;

          (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of:

               (x) $1,550 million (reduced by any required permanent repayments with the proceeds of Asset Sales (which are accompanied by a corresponding permanent commitment reduction) thereunder); and

               (y) the sum of (A) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries and (B) 50% of the net book value of the inventory of the Company and the Restricted Subsidiaries;

          (3) other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Spin-Off Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (4) Interest Swap Obligations of the Company covering Indebtedness of the Company or any Guarantor and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

          (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (7) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (A) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and (B) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days after incurrence;

          (9) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or any such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (10) Refinancing Indebtedness;

          (11) additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $75.0 million at any one time outstanding;

          (12) Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) not to exceed 5% of Consolidated Net Tangible Assets at any one time outstanding; and

          (13) Outstanding Permitted Receivables Financings not to exceed $150.0 million at any one time outstanding.

          If any Indebtedness incurred by the Company or any Restricted Subsidiary would qualify in more than one of the categories of Permitted Indebtedness as set forth in clauses (1) through (13) of this definition, the Company may designate under which category such incurrence shall be deemed to have been made.

          "Permitted Investments" means:

          (1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

          (2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured;

          (3) Investments in cash and Cash Equivalents;

          (4) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of $15.0 million at any one time outstanding;

          (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.12;

          (8) Investments in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Spin-Off Date, not to exceed 5% of Consolidated Net Tangible Assets at any one time outstanding;

          (9) Investments in the Securities; and

          (10) Investments in an Accounts Receivables Entity.

          "Permitted Liens" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Sub-sidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

          (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

          (7) purchase money Liens securing Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related purchase money Indebtedness (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing the purchase money Indebtedness shall be created within 90 days after such acquisition;

          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (12) Liens securing Indebtedness under Currency Agreements;

          (13) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with Section 4.03; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

          (14) Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in accordance with this Indenture; provided that such Liens do not extend to any property or assets other than property or assets of Foreign Restricted Subsidiaries; and

          (15) Liens incurred in connection with a Permitted Receivables Financing.

          "Permitted Receivables Financing" means any sale by the Company or a Restricted Subsidiary of accounts receivable intended to be (and which shall be treated for purposes of this Indenture as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein) in each case without any guarantee by the Company or any Restricted Subsidiary other than an Accounts Receivable Entity.

          "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical Securities" has the meaning provided in Section 2.01.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its Independent certified public accountants.

          "Public Equity Offering" has the meaning provided in Paragraph 6 of the Securities.

          "Purchase Agreement" means the purchase agreement dated as of October 8, 1999, by and among the Company and the Initial Purchasers.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of an Asset Acquisition or construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Record Date" means the Record Dates specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

          "Reference Date" has the meaning provided in Section 4.04.

          "Refinance" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with Section 4.03 (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (11), (12) or
(13) of the definition of Permitted Indebtedness), in each case that does not:

          (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

          (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that if such Indebtedness being Refinanced is Indebtedness of the Company and/or a Guarantor, then such Refinancing

Indebtedness shall be Indebtedness solely of the Company and/or such Guarantor.

          "Registrar" has the meaning provided in Section 2.03.

          "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date among the Company, the Guarantors and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.

          "Release Conditions" means the following conditions (which may not be amended or modified without the consent of the Holders of at least a majority of the aggregate principal amount of Securities outstanding) to the release of the Trust Funds:

          (1) the Spin-Off Transactions shall be consummated within one Business Day after the date of delivery to the Trustee of an Officers' Certificate, substantially in the form of Exhibit J, and such Spin-Off Transactions shall be consummated in a manner consistent in all material respects with the description of such transactions contained in the Offering Memorandum;

          (2) the requisite consents to effect the proposed amendments to the Existing Indenture set forth in the Packaging S-4 under the Existing Indenture of the Company shall have been received such that the Existing Indenture may be amended in the manner set forth in the Packaging Form S-4;

          (3) the Company shall have satisfied all material conditions (other than the release of the Collateral) or such conditions shall have been waived by the lenders to the borrowing under the Credit Agreement of an amount equal to at least $1.0 billion less the amount of any Stub Debt;

          (4) the aggregate consolidated Indebtedness of the Company as of the Spin-Off Date after giving effect to the Spin-Off Transactions shall not exceed the sum of (x) $1.725 billion plus (y) the amount of any additional Working Capital Borrowings not to exceed $100.0 million;

          (5) the allocations of assets and liabilities to the Company and its Subsidiaries (other than Packaging and its Subsidiaries), on the one hand, and Packaging and its Subsidiaries, on the other hand, after giving effect to the Spin-Off Transactions are not materially less favorable in the aggregate to the Company and its Subsidiaries than the description of such allocations contained in the Offering Memorandum;

          (6) there shall have been no downgrade since the Issue Date to the date of the Officers' Certificate described in (1) above in the ratings assigned to the Securities by S&P or Moody's;

          (7) each of the Wholly Owned Domestic Restricted Subsidiaries (other than Immaterial Domestic Subsidiaries) of the Company shall have executed a supplemental indenture substantially in the form of Exhibit K hereto (a "Supplemental Indenture") and a Guarantee substantially in the form of Exhibit G hereto and delivered such Supplemental Indenture and Guarantee to the Trustee;

          (8) each of the Wholly Owned Domestic Restricted Subsidiaries (other than Immaterial Domestic Subsidiaries) shall have delivered to the Trustee an Opinion of Counsel substantially in the form of Exhibit H hereto;

          (9) each Wholly Owned Domestic Restricted Subsidiary (other than Immaterial Domestic Subsidiaries) shall have executed an Assumption Agreement pursuant to which each such Wholly Owned Domestic Restricted Subsidiary becomes a party to the Purchase Agreement and Registration Rights Agreement; and

          (10) the Trustee shall have received an Officers' Certificate substantially in the form of Exhibit J hereto and such other documentation with respect to the Guarantees as is required by this Indenture or as may otherwise be required by the Trustee.

          "Replacement Assets" means assets and property that will be used in the business of the Company and/or its Restricted Subsidiaries as existing on the Spin-Off Date (after consummation of the Spin-Off Transactions) or in a business the same, similar or reasonably related thereto (including Capital Stock of a Person which becomes a Restricted Subsidiary).

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning provided in Section 4.04.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.20. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

          "Revocation" has the meaning provided in Section 4.20.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Spin-Off Date (after consummation of the Spin-Off Transactions) or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such Property.

          "Securities" means the Series A Securities and the Series B Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

          "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Spin-Off Date (after consummation of the Spin-Off Transactions) or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (y) all Interest Swap Obligations; and

          (z) all obligations under Currency Agreements.

          Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of the Company to a Restricted Subsidiary or any Affiliate of the Company or any of such Affiliate's Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Restricted Subsidiary (including without limitation, amounts owed for compensation);

          (3) Indebtedness to trade creditors and other amounts incurred (other than under the Credit Agreement) in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed by the Company;

          (6) Indebtedness incurred in violation of Section 4.03;

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Series A Securities" means the 11 5/8% Senior Subordinated Notes due 2009, Series A, of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

          "Series B Securities" means the 11 5/8% Senior Subordinated Notes due 2009, Series B, of the Company to be issued in exchange for the Series A Securities pursuant to this Indenture.

          "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

          "Special Redemption" has the meaning set forth in paragraph 7 of Exhibit A hereto.

          "Special Redemption Amount" has the meaning set forth in Section 4.22.

          "Spin-Off Date" means the date on which all of the Spin-Off Transactions shall have been consummated.

          "Spin-Off Transactions" means each of (1) the Corporate Restructuring,
(2) the Debt Realignment, and (3) the Packaging Distribution.

          "Spin-Off Transaction Agreements" means the Distribution Agreement, Human Resources Agreement, Tax Sharing Agreement, Transition Services Agreement, Insurance Agreement and Trademark Transition License Agreement, each as entered into in connection with the Spin-Off Transactions and consistent in all material respects with the description thereof in the Offering Memorandum.

          "Stub Debt" means any Indebtedness outstanding under the Existing Indenture, after the Company has consummated the Debt Realignment.

          "Subsidiary," with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Supplemental Indenture" has the meaning provided in the definition of Release Conditions in this Section 1.01.

          "Surviving Entity" has the meaning provided in Section 5.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

          "Transaction Date" has the meaning set forth in the definition of Combined Fixed Charge Coverage Ratio.

          "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Securities, provided that if the average life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.20. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

          "U.S. Government Obligations" shall have the meaning provided in
Section 8.01.

          "U.S. Legal Tender" means such coin or currency in immediately available funds of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. Physical Securities" shall have the meaning set forth in Section 2.01.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Domestic Restricted Subsidiary" means a Wholly Owned Restricted Subsidiary that is also a Domestic Restricted Subsidiary.

                  "Wholly Owned Restricted Subsidiary" of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

                  "Working Capital Borrowings" means Indebtedness incurred by the Company or the Restricted Subsidiaries prior to the consummation of the Spin-Off Transactions incurred on a short-term basis to fund working capital requirements.

SECTION 1.02. Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, any Guarantor and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01. Form and Dating.

                  The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of

Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to any Guarantees, stock exchange rule or usage). The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to any Guarantees) on them any such approval to be evidenced by the execution or authentication thereof. Each Security shall be dated the date of its issuance and shall be authenticated by the Trustee.

                  Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in Exhibit C. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

SECTION 2.02. Execution and Authentication.

                  Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

                  If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Guarantor shall execute its Guarantee in the manner set forth in Section 10.07.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $500,000,000 upon a written order of the Company in the form of an Officers' Certificate. Each such Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $750,000,000, except as provided in Section 2.07. Except as provided in Section 2.07, Additional Securities may be issued only in compliance with Section 4.03. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, (the "New York Presenting Agent") where (a) Securities may be presented or surrendered in New York City for registration of transfer or for exchange, (b) Securities may be presented or surrendered for payment in New York City and (c) notices and demands upon the Company in respect of the Securities and this Indenture may be served in New York City. The Trustee shall initially act as Registrar ("Registrar") and Paying Agent ("Paying Agent") for the Securities. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the Trustee as Registrar, Paying Agent and New York Presenting Agent until such time as the Trustee has resigned or a successor has been appointed. Notices and demands upon the Company in respect of the Securities and this Indenture may be served at the Corporate Trust Department of the Trustee located as of the date hereof at 101 Barclay Street, Floor 21W, New York, New York 10286. Neither the Company nor any Affiliate of the Company may act as Paying Agent except as otherwise expressly provided in the form of the Security.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time, but shall be under no obligation to, during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar (through the New York Presenting Agent or otherwise) with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 3.07, 4.12, 4.21 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

                  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry system.

SECTION 2.07. Replacement Securities.

                  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate upon written notice from the Company a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their respective reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trus-tee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

                  The Trustee may require an Officers' Certificate listing Securities owned by the Company, any Guarantor or any of their respective Affiliates.

SECTION 2.10. Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation; provided, however, that in no event shall the Trustee be required to destroy any cancelled Securities. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate shown on the Security.

SECTION 2.13. CUSIP Number.

                  The Company in issuing the Securities will use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14. Deposit of Moneys.

                  Prior to the close of business of the Paying Agent on the Business Day next prior to each Interest Payment Date and the Final Maturity Date, the Company shall deliver by wire transfer to the Paying Agent in immediately available funds money sufficient to make cash payments due on such Interest Payment Date or the Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or the Final Maturity Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

                  (i)   to register the transfer of the Physical Securities; or

                 (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                  (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and ac-
companied by reasonable assurance that each necessary endorsement or instrument is genuine and authorized; and

                 (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied by an Opinion of Counsel addressed to the Registrar to the effect that such transfer and exchange is in compliance with applicable securities law and, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                           (A) if such Physical Security is being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit D hereto); or

                           (B) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                           (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

                           (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                        (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                        (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                  (A) a certification, in substantially the form of Exhibit D hereto, that such Physical Security is being transferred to a Qualified Institutional Buyer; and

                  (B) written instructions directing the Registrar to make, or to direct the Depository to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the number of Securities repre-sented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon written instructions from the Company authenticate a new Global Security in the appropriate amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                           (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit D hereto); or

                           (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accor-dance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                           (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

                           (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the

         Depository and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Physical Security.

                   (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall make such Physical Securities available for delivery to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  The Registrar and the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01. Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to Paragraph 5 or Paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the

Trustee at least 45 days (except in connection with a Special Redemption) but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities To Be Redeemed.

                  If fewer than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that if the Securities are redeemed pursuant to Paragraph 6 of the Securities, the Securities shall be redeemed solely on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) unless the securities exchange, if any, on which the Securities are listed requires a different method. If the Securities are listed on any national securities exchange, the Company shall notify the Trustee in writing of the requirements of such exchange in respect of any redemption. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Company's written request delivered at least 15 days prior to the proposed date of such mailing (unless a shorter notice shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:

                    (1)    the Redemption Date;

                    (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                    (3)    the name and address of the Paying Agent;

                    (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                    (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, to the Redemption Date upon surrender to the Paying Agent of the Securities redeemed;

                    (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                    (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                  (8) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05. Deposit of Redemption Price.

                  Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06. Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01. Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

                  The Company shall pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02. Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
11.02. The Company hereby initially designates the Corporate Trust Department of the Trustee as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03. Limitation on Incurrence of Additional Indebtedness.

                  On the Spin-Off Date (after giving effect to the Spin-Off Transactions) and after the Spin-Off Date, the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness: (a) the Company, any Guarantor, any Finance Subsidiary that is a Domestic Restricted Subsidiary and any Accounts Receivable Entity that is a Domestic Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than:

                  (i) (x) 2.0 to 1.0, if the incurrence were to occur on or prior to October 15, 2001; or

                        (y) 2.25 to 1.0, if the incurrence were to occur after October 15, 2001; and

                  (ii) any Restricted Subsidiary that is not a Guarantor (and is not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) may incur Indebtedness (including, without limitation, Acquired Indebtedness) if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof:

                        (x) the Consolidated Fixed Charge Coverage Ratio of
                  the Company would be greater than:

                            (A) 2.0 to 1.0, if the incurrence were to occur on or prior to October 15, 2001; or

                            (B) 2.25 to 1.0, if the incurrence were to occur after October 15, 2001; and

                        (y) if the agreements governing such Indebtedness
                  contain an encumbrance or restriction on the ability of the applicable Restricted Subsidiary that is not a Guarantor (and is not a Finance Subsidiary or an Accounts Receivable Entity that is a Domestic Restricted Subsidiary) to pay dividends or make distributions on or in respect of its Capital Stock, the Combined Fixed Charge Coverage Ratio of the Restricted Subsidiaries that are not Guarantors would be greater than 2.5 to 1.0.

                  No Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the preceding paragraph (including, without limitation, Indebtedness under the Credit Agreement) shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of Permitted Indebtedness (including, without limitation, Indebtedness under the Credit Agreement pursuant to clause (2) of the definition of Permitted Indebtedness).

                  Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

SECTION 4.04. Limitation on Restricted Payments.

                  On the Spin-Off Date (after giving effect to the Spin-Off Transactions) and after the Spin-Off Date, the Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:
(a) declare or pay
any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary); (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary); or (c) make any Investment (other than Permitted Investments); (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

                  (i) a Default or an Event of Default shall have occurred and be continuing; (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.03; or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Spin-Off Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (v) $30.0 million; plus (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter during which the Spin-Off Date occurs and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the Fair Market Value of the net proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Spin-Off Date and on or prior to the Reference Date of Qualified Capital Stock of the

Company (excluding any net proceeds from a Public Equity Offering to the extent used to redeem Securities); plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the Fair Market Value of the net proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Capital Stock (excluding any net proceeds from a Public Equity Offering to the extent used to redeem the Securities) subsequent to the Spin-Off Date; plus (z) an amount equal to the lesser of (A) the sum of the Fair Market Value of the Capital Stock of an Unrestricted Subsidiary owned by the Company and/or the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with Section
4.20 or (B) the Designation Amount with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.20.

                    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                    (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                    (2) the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

                    (3) so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or rights or options therefor) of the Company from officers, directors, employees or consultants pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $15.0 million in the aggregate;

                  (4) dividends and distributions paid on Common Stock of a Restricted Subsidiary on a pro rata basis;

                  (5) the distribution of the Capital Stock of Packaging to the Company's Shareholders pursuant to the Spin-Off Transactions; and

                  (6) repurchases on the Spin-Off Date in connection with the Spin-Off Transactions, of any of the Variable Rate Voting Participating Preferred Stock, par value $.01, of Tenneco International Holding Corp. outstanding on the Issue Date.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Spin-Off Date in accordance with clause (3) of the first paragraph of this Section 4.04, amounts expended pursuant to clauses (1), (2) and (3) above shall be included in such calculation.

SECTION 4.05. Corporate Existence.

                  Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.              Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.              Maintenance of Properties and Insurance.

                    (1) The Company shall cause all material properties owned by or leased by it or any of the Restricted Subsidiaries used in the conduct of its business or the business of any of the Restricted Subsidiaries to be improved or maintained and kept in normal condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary, or of an officer (or other agent employed by the Company or of any of the Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted

Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                    (2) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.08.              Compliance Certificate; Notice of Default.

                   (1) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate no Default or Event of Default has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                   (2) The annual financial statements delivered pursuant to
Section 4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                   (3) The Company shall deliver to the Trustee, within ten days after becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09.              Compliance with Laws.

                  The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

SECTION 4.10.              Reports to Holders.

                   (1) The Company will file with the Commission all information, documents and reports to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the Commission will accept such filings. The Company (at its own expense) will deliver to the Trustee within 15 days after it files them with the Commission, copies of the quarterly and annual reports and the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA
Section 314(a).

                   (2) At the Company's expense, regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee. The Company will also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

                   (3) For so long as any of the Securities remain outstanding the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act.

                  Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.10 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.11.              Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.              Limitation on Asset Sales.

                  After the Spin-Off Date the Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:
(i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof either (A) to repay any Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary that is not a Guarantor,
(B) to acquire Replacement Assets, or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B).

                  On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata ba-sis, that principal amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.12.

                  The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $35.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $35.0 million, shall be applied as required pursuant to this paragraph). The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of $35.0 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries after the Spin-Off Date as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.12, and shall comply with the provisions of this Section 4.12 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.12.

                    Each Net Proceeds Offer will be mailed or caused to be mailed, by first class mail, by the Company within 30 days following the Net Proceeds Offer Trigger Date to all record Holders as shown on the register of Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                    (1) that the Net Proceeds Offer is being made pursuant to this Section 4.12 and that the Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash; provided, however, that if the aggregate principal amount of Securities properly tendered in a Net Proceeds Offer exceeds the Net Proceeds Offer Amount, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered);

                    (2) the purchase price (including the amount of accrued interest, if any) and the Net Proceeds Offer Payment Date (which shall be at least 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law);

                    (3) that any Security not tendered will continue to accrue interest;

                    (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                    (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

                  On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

                  The Company will comply with all tender offer rules under state and Federal securities laws and regulations, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist after the Spin-Off Date or become effective after the Spin-Off Date, any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reasons of: (1) applicable law; (2) this Indenture; (3) the Credit Agreement;
(4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) agreements existing on the Spin-Off Date to the extent and in the manner such agreements are in effect on the Spin-Off Date; (7) any other agreement entered into after the Spin-Off Date which contains encumbrances and restrictions which are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Spin-Off Date; (8) any instrument governing Indebtedness of a Foreign Restricted Subsidiary; (9) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under Section 4.15 hereof; (10) any agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (5), (6) or (8) above; provided, however, that the provisions relating to such encum-brance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (5), (6) or
(8);(11) any agreement governing the sale or disposition of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition; and (12) any agreement, instrument or Lien placing encumbrances or restrictions applicable only to a Finance Subsidiary or Accounts Receivable Entity.

SECTION 4.14.     Limitation on Issuances of Capital Stock of
                  Restricted  Subsidiaries.

                  The Company will not permit any of the Restricted Subsidiaries (other than a Finance Subsidiary or an Accounts Receivable Entity) to issue any Preferred Stock after the Spin-Off Date (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own after the Spin-Off Date any Preferred Stock of any Restricted Subsidiary (other than a Finance Subsidiary or an Accounts Receivable Entity). The Company will not, and will not permit any Restricted Subsidiary to, issue, sell, transfer or dispose of on or after the Spin-Off Date any Capital Stock of any Restricted Subsidiary (other than a Finance Subsidiary or an Accounts Receivable Entity) that is not a Guarantor (other than the granting of Liens permitted by Section 4.15) unless such issuance, sale, transfer or disposition results in the issuer of such Capital Stock no longer being a Restricted Subsidiary.

SECTION 4.15.     Limitation on Liens.

                  The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist after the Spin-Off Date, any Liens of any kind against or upon any property or assets of the Company or any of the Guarantors whether owned on the Spin-Off Date or acquired after the Spin-Off Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless: (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities or a

Guarantee, the Securities or such Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and (ii) in all other cases, the Securities are equally and ratably secured, except for:
(A) Liens existing as of the Spin-Off Date to the extent and in the manner such Liens are in effect on the Spin-Off Date; (B) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (C) Liens securing the Securities and any Guarantees; (D) Liens in favor of the Company or a Guarantor; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness secured by a Lien permitted under this Section 4.15; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

SECTION 4.16.     Prohibition on Incurrence of Senior Subordinated Debt.

                  The Company will not, and will not permit any Guarantor to, incur or suffer to exist after the Spin-Off Date Indebtedness that is senior in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.17.     Limitation on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist after the Spin-Off Date any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than: (x) Affiliate Transactions permitted under paragraph (b) below; and (y) Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) on or after the Spin-Off Date involving aggregate payments or other property with a Fair Market Value in excess of $10.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) on or after the Spin-Off Date that involves an aggregate Fair Market Value of more than $50.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in paragraph (a) above shall not apply to: (i) employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors (or a committee comprised of disinterested directors); (ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (iii) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture; (iv) Restricted Payments, Permitted Investments or Permitted Liens permitted by this Indenture; and (v) the Spin-Off Transaction Agreements.

SECTION 4.18.     Issuance of Subsidiary Guarantees.

                  If, on or after the Spin-Off Date after giving effect to the Spin-Off Transactions, the Company forms or acquires any Domestic Restricted Subsidiary (other than (w) an Acquired Subsidiary for so long as it is not a Wholly Owned Domestic Restricted Subsidiary, (x) a Finance Subsidiary, (y) an Accounts Receivable Entity, or (z) an Immaterial Domestic Subsidiary) that incurs any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary), or if, on or after the Spin-Off Date, any Restricted Subsidiary that is not a Guarantor guarantees any Indebtedness of the Company or a Guarantor (other than Indebtedness owing to the Company or a Restricted Subsidiary), then the Company shall cause such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, to: (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, shall unconditionally guarantee (each, a "Guarantee") all of the Company's obligations under the Securities and this Indenture on the terms set forth in Article Ten; and (ii) deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be, and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary or Restricted Subsidiary that is not a Guarantor, as the case may be. Thereafter, such Domestic Restricted Subsidiary or Restricted Subsidiary that was not a Guarantor, as the case may be, shall be a Guarantor for all purposes of this Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Guarantee and become a Guarantor.

SECTION 4.19.     Payments for Consent.

                  The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or the Guarantees unless such consideration is offered to be paid to all Holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

SECTION 4.20.     Limitation on Designations of Unrestricted Subsidiaries.

                  The Company may, on or after the Spin-Off Date, designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (b) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (ii) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date; and

                  (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
         Section 4.03 at the time of Designation (assuming the effectiveness of such Designation).

                  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Re-stricted Payment in the Designation Amount pursuant to Section 4.04 for all purposes of this Indenture.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, at any time: (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking agreement or instrument evidencing such Indebtedness); (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.04 hereof.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if

                  (a) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

                  (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by an Officers' Certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.21.     Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will:

                    (1) repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender or Holder which has accepted such offer; or

                    (2) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Securities as provided below.

                  The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below.

                    (b) Within 30 days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things:

                    (1) that the Change of Control Offer is being made pursuant to this Section 4.21 and that all Securities tendered and not withdrawn will be accepted for payment;

                    (2) the purchase price (including the amount of accrued interest) and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                  (8) the circumstances and relevant facts regarding such Change of Control.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent, in accordance with Sec-tion 2.14, U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.21, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of all validly tendered and not validly withdrawn Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.21, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.21 by virtue thereof.

SECTION 4.22. Deposit of Funds with Trustee Pending Consummation of the Spin-Off Transactions.

                  (a) On the Issue Date, the Company shall deposit with the Trustee as hereinafter provided $486,875,000 (the "Special Redemption Amount").

                  (b) In order to secure the full and punctual payment and performance of the Company's obligation to redeem the Securities upon a Special Redemption, the Company hereby grants to the Trustee, for the benefit of the Holders, a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising. The Trustee shall have no obligation to file any financing statement or otherwise take any action to maintain or perfect any such security interest.

                  (c) At all times until the earlier to occur of receipt by the Trustee of (i) an Officers' Certificate stating that all of the Release Conditions have been met or complied with, as the case may be, and (ii) a request of the Company to deposit funds with the Trustee on the Redemption Date pursuant to a Special Redemption, there shall be maintained with the Trustee an account (the "Collateral Account") designated "The Bank of New York, Trustee (subject to a security interest in the name of The Bank of New York as Trustee)," which account shall be under the sole dominion and control of the Trustee. On the Issue Date, the Company shall cause the Special Redemption Amount to be deposited in the Collateral Account. Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time at the written direction of the Company in Cash Equivalents (the "Fund") (in an account at the Fund in the name of "The Bank of New York, Trustee (subject to a security interest in the name of The Bank of New York, as Trustee)" (the "Money Market Account")), which Cash Equivalents shall be held in the Collateral Account. Any income received with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Cash Equivalents, shall remain, or be deposited, in the Collateral Account. The Trustee shall not be liable or accountable for any losses resulting without negligence on the part of the Trustee from the investment, reinvestment, liquidation, sale or depreciation in the market value of any investment of amounts on deposit in the Collateral Account. Subject to Article Seven hereof, the Trustee solely in its individual capacity hereby waives any rights it may have in such individual capacity to the Collateral Account and all funds and investments therein including, without limitation, any such rights arising through any counterclaim, defense, recoupment, charge, lien or right of set-off.

                  (d) Upon notice from the Company to the Trustee pursuant to subsection (c)(i) above, the security interests in the Collateral shall terminate and all funds in the Collateral Account (the "Collateral Funds") shall be released to the Company and transferred to an account previously designated by it by wire transfer of immediately available funds and such funds will be used for the purposes set forth in the Offering Memorandum under the heading "Use of Proceeds". Upon notice from the Company to the Trustee pursuant to subsection (c)(ii) above, the Trustee shall apply Collateral Funds to fund the Special Redemption. Section 314(d) of the TIA shall not apply to the release of Collateral pursuant to this provision if such release occurs prior to the filing of the registration statement under the Securities Act pursuant to the Registration Rights Agreement, after which time this Section 4.22 shall be deemed deleted from this Indenture.

                  (e) If the Trust Funds are released and the Spin-Off Transactions are not consummated within one Business Day of the date such Trust Funds are released, the Company shall not have a Special Redemption obligation at that time and shall not be deemed to have breached this Indenture as a result of the Spin-Off Transactions failing to occur at that time if (x) an amount equal to the amount of the Trust Funds released to the Company is redeposited with the Trustee within one Business Day of the date the Company's Officers' Certificate certifies that the Spin-Off Transactions will occur and (y) such redeposit occurs prior to December 31, 1999. In the event of a redeposit in accordance with the immediately preceding sentence, the Company may have the Trust Funds re-released at any time on or prior to December 31, 1999, upon receipt by the Trustee of an Officers' Certificate certifying that each of the Release Conditions has been satisfied. Amounts redeposited pursuant to this paragraph shall be placed in the Collateral Account and shall continue to secure the full and punctual payment and performance of the

Company's obligation to redeem the Securities if the Company shall be obligated to make a Special Redemption.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


SECTION 5.01.     Merger, Consolidation and Sale of Assets.

                  (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) after the Spin-Off Date all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. In addition, for purposes of the foregoing, consummation of the Spin-Off Transactions shall be deemed not to be a transfer, conveyance or disposition of substantially all of the Company's assets.

                  (c) No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.12 will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the

Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor under this Indenture, such Guarantor's Guarantee and the Registration Rights Agreement; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(ii) of this Section 5.01; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

SECTION 5.02.     Successor Corporation Substituted.

                  In accordance with the foregoing, upon any such consolidation, combination, merger, conveyance, lease or any transfer of all or substantially all of the assets of the Company in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein, and thereafter the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities and the Registration Rights Agreement; provided that solely for purposes of computing amounts described in subclause (iii) of the first paragraph of Section 4.04, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.       Events of Default.

                    An "Event of Default" occurs if:

                    (1) the failure to pay interest on any Security when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Twelve hereof);

                    (2) the failure to pay the principal on any Security, when such principal becomes due and payable, whether at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Twelve hereof);

                    (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after (x) the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Article Five, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                    (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness now exists or is created after the Spin-Off Date, which default (a) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or (b) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days), aggregates $75.0 million;

                    (5) the Company or any of its Restricted Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

                    (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (7) one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                  (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect, or any Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of such a Significant Subsidiary is found to be invalid or any Guarantor which is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture); or

                  (9) the Release Conditions are not satisfied on or prior to December 31, 1999 and the Company fails to effect the Special Redemption pursuant to Section 4.22 of this Indenture on or before January 14, 2000.

                  The Trustee shall, within 90 days after the occurrence of any Default actually known to a Responsible Officer of the Trustee, give to the Securityholders notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Securityholders.

SECTION 6.02.              Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (5) or (6) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the respective Event(s) of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on, all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If any Designated Senior Debt is outstanding at the time of any acceleration of the Securities, the Company shall not make any payment with respect to the Securities until five Business Days after the holders of such Designated Senior Debt receive notice of such acceleration.

                  At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iv) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and any other sums owing to the Trustee pursuant to
Section 7.07; and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (5) and (6) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

                  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or any Guarantee.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

                  Subject to Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or premium, if any, or interest on any Security as specified in clauses (1) and (2) of Section
6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents upon which the Trustee may conclusively rely. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.     Control by Majority.

                  The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Prior to taking any action or following any direction pursuant to this Section 6.05, the Trustee shall be entitled to indemnification from such Holders satisfactory to it in its sole discretion against any fees, loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture, the Securities or any Guarantee unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07. Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents and take such other actions as it may determine in its reasonable discretion to be necessary or advisable (including participating as a member of any creditors committee acting in the matter) in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians, counsel, accountants and experts) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First:  to the Trustee for amounts owing under Section 7.07;

                  Second: if the Holders are forced to proceed against the Company, a Guarantor or any other obligor on the Securities directly without the Trustee, to Holders for their collection costs;

                  Third: subject to Article Twelve, to Holders for amounts due and unpaid on the Securities for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium and interest, respectively; and

                  Fourth: to the Company or any Guarantors, as their respective interests may appear.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11. Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Record Date for such interest.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special Record Date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Dare therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Company has caused the Securities to be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 6.12. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01. Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it in its sole discretion.

                  (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

                  (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section
        11.04 hereof
        furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of paragraph
        (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

SECTION 7.02.              Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee (other than such a person who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the fees, costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) Except with respect to Section 4.01, the Trustee shall not have any duty as to inquire as to the performance by the Company of its covenants or obligations under this Indenture. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation defaults or events of default) unless a Responsible Officer assigned to and working in the Trustee's Corporate Trust Administration has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust Administration and such notice references the Securities generally, the Company or this Indenture.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.              Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, any Guarantors and their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture as well as the provisions of the TIA.

SECTION 7.04.              Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities (including without limitation any preliminary or final offering memorandum) or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture. The Trustee shall not be responsible for independently ascertaining or maintaining such validity, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture.

SECTION 7.05.              Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice (or 30 days in the case of a Default or Event of Default specified in the following sentence). Except in the case of a Default or an Event of Default in pay-ment of principal of, premium or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Excess Proceeds Offer Payment Date pursuant to an Excess Proceeds Offer, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.              Reports by Trustee to Holders.

                  This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

                  Within 60 days after each May 15 of each year beginning with 2000, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), 313(c) and 313(d).

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

                  The Company shall notify a Responsible Officer of the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.              Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, legal fees, disbursements and expenses of the Trustee's agents, accountants, experts, nominees, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01.

                  The Company shall indemnify the Trustee, its directors, officers and employees and each predecessor Trustee for, and hold it harmless against, any loss, liability or expense incurred by the Trustee without negligence or bad faith on its part arising out of or in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim and lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of

Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive termination of this Indenture, the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                    (1)    the Trustee fails to comply with Section 7.10;

                    (2)    the Trustee is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or

                    (4) the Trustee becomes legally incapable of acting with respect to its duties hereunder.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

SECTION 7.09. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is other-wise eligible hereunder, be the successor Trustee. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee, in its capacity as Trustee hereunder, shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE


SECTION 8.01. Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option and at any time, with respect to the Securities, elect to have either para-graph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of the Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations to issue temporary Securities, register the transfer or exchange of any Securities, replace mutilated, destroyed, lost or stolen Securities and maintain an office or agency for payments in respect of the Securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith, (iv) the Legal Defeasance provisions of this Indenture and (v) Article Twelve. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03 through 4.21 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall there-after be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), nor shall any event referred to in Section 6.01(4) or (7) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                  (1) The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holder pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") or a combination thereof, maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and principal and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of Independent public accountants, selected by the Company, expressed in a written cer-tification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

                  (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                  (3) The Trustee shall have received Officers' Certificates stating that no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(5) or
        (6) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (4) The Trustee shall have received Officers' Certificates stating that such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, confirming that, Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (6) The Company shall have delivered to the Trustee an Opinion of Counsel stating that as a result of the Legal Defeasance or Covenant Defeasance, neither the Trustee nor the trust have become or are deemed to have become an "investment company" under the Investment Company Act of 1940, as amended;

                  (7) The Company shall have delivered to the Trustee an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company, a Guarantor or any Subsidiary of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, a Guarantor, or any Subsidiary of the Company or others;

                  (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company or any Guarantor including, without limitation, those arising under this Indenture, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 90 days following any such deposit; and

                  (10) The Company shall have paid all amounts owing to the Trustee pursuant to Section 7.07.

                  Notwithstanding the foregoing, the Opinion of Counsel required by paragraph (5) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date for the securities within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                  In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.     Satisfaction and Discharge.

                  In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) when:

                  (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or thereafter repaid to the Company from such trust) have been delivered to the Trustee for cancellation; or

                  (2) all Securities not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Securities which have been replaced or paid) have been called for redemption pursuant to the terms of the Securities or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

                  (3) the Company and/or the Guarantors have paid or caused to be paid all other sums payable under this Indenture; and

                  (4) there exists no Default or Event of Default under this Indenture; and

                  (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; and

                  (6) the Company shall have paid all amounts owing to the Trustee pursuant to Section 7.07.

SECTION 8.03.     Survival of Certain Obligations.

                  Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02 and 6.07, Article Seven and
Sections 8.05, 8.06 and 8.07 and Article Twelve shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

SECTION 8.04.     Acknowledgment of Discharge by Trustee.

                  Subject to Section 8.07, after (i) the conditions of Section
8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.     Application of Trust Assets.

                  The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in com-pliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

SECTION 8.06.  Repayment to the Company or Guarantors; Unclaimed Money.

               Subject to Sections 7.07 and 8.01 and to applicable laws relating to escheat, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with
Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein (which shall not be less than 30 days from the date of such mailing or publication and shall be at least two years after the date such money held by the Trustee for the payment of principal, premium, if any, or interest remains unclaimed), any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, as the case may be, Securityholders entitled to such money must look solely to the Company for payment as gen-eral creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.  Reinstatement.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE


                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

               The Company and any Guarantors (when authorized by Board Resolutions), and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

               (1) to cure any ambiguity, defect or inconsistency;

               (2)  to evidence the succession in accordance with Article
         Five hereof of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or a Guarantor herein and in the Securities or a Guarantee, as the case may be;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder;

               (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

               (6) to add or release any Guarantor pursuant to the terms of this Indenture;

provided that each of the Company and any Guarantors has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01; and provided, further, that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

SECTION 9.02.  With Consent of Holders.

               Subject to Section 6.07, the Company and any Guarantors (when authorized by Board Resolutions) and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Securities, may amend or supplement this Indenture, the Securities and any Guarantees without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder (including, without limitation, the provisions of Section 4.22). Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

               (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or any Guarantees;

               (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Security;

               (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

               (4) make any Securities payable in money other than that stated in the Securities;

               (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Securities on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Securities to waive Defaults or Events of Default;

               (6) amend, change or modify in any material respect the obligations of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

               (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities or any Guarantee in a manner which adversely affects the Holders;

               (8)  modify the provisions of Section 4.19, 6.04, 6.07 or this
          Section 9.02 in any manner adverse to a Holder of Securities; or

               (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.

               From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

               Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (11) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Se-curity shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company and any Guarantor enforceable in accordance with its terms (subject to customary exceptions) and, in the case of any supplemental indenture required by
Section 4.18, constitutes a guarantee as defined therein. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a lien under Section 7.07 for any such expense.


                                   ARTICLE TEN

                                    GUARANTEE


SECTION 10.01. Unconditional Guarantee.

                  Each Guarantor agrees to unconditionally, jointly and severally, guarantee to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, that: (i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and each Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, each Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of each Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Guarantee.

SECTION 10.02. Severability.

                  In case any provision of a Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03. Release of a Guarantor.

                  In the event of either (i) the issuance or sale of Capital Stock of a Guarantor which results in the Guarantor no longer being a Subsidiary of the Company, (ii) a Guarantor becoming an Unrestricted Subsidiary or (iii) the sale of all or substantially all of the assets of a Guarantor pursuant to an Asset Sale which complies with the provisions of Section 4.12, the applicable Guarantor's Guarantee will be released.

                  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Ten.

SECTION 10.04. Limitation of a Guarantor's Liability.

                  Each Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, or pursuant to Section 10.05, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.05. Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to its Guarantee. "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 10.06. Waiver of Subrogation.

                  Until all Guarantee Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.07. Execution of Guarantees.

                  To evidence its guarantee to the Securityholders set forth in this Article Ten, each Guarantor shall execute a Guarantee in substantially the form of Exhibit G attached hereto, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor agrees that its Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee as well as a supplemental indenture as required by Section 4.18. Each such

Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 10.08. Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS


SECTION 11.01. TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 11.02. Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or a Guarantor:

                           Tenneco Inc.
                           500 North Field Drive
                           Lake Forest, Illinois  60045
                           Attention:  Karl A. Stewart

                           Facsimile:  (847) 482-5940

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           Floor 21W
                           New York, New York  10286

                           Attention:  Corporate Trust Administration

                           Facsimile:  (212) 815-5915

                  Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or a Guarantor or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or any Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

                  The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.

                  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on such payment date.

SECTION 11.08. Governing Law.

                  THIS INDENTURE, THE SECURITIES AND ANY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries or any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors.

                  All agreements of the Company and any Guarantors in this Indenture, the Securities and any Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.

                  In case any one or more of the provisions in this Indenture, in the Securities or in any Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14. Table of Contents, Headings, Etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                 ARTICLE TWELVE

                                  SUBORDINATION


SECTION 12.01. Securities Subordinated to Senior Debt; Guarantees
               Subordinated to Guarantor Senior Debt.

                  The Company and each Guarantor covenant and agree, and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities and Guarantees shall be issued subject to the provisions of this Article Twelve; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities and Guarantees by the Company and any Guarantors shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Debt and Guarantor Senior Debt, as the case may be) of all Obligations on the Senior Debt and Guarantor Senior Debt, as the case may be; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt and Guarantor Senior Debt, as the case may be, and that each holder of Senior Debt and Guarantor Senior Debt, as the case may be, whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt and Guarantor Senior Debt, as the case may be, in reliance upon the covenants and provisions contained in this Indenture.

SECTION 12.02. No Payment on Securities in Certain Circumstances.

                  (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, regu-larly accruing fees with respect to, or other Obligations with respect to, any Senior Debt, no payment or distribution of any kind or character shall be made by or on behalf of the Company or any Guarantor with respect to any Obligations on the Securities or the Guarantees or to acquire, redeem or defease any of the Securities for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for such Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then neither the Company, any Guarantor nor any other Person on its behalf shall (x) make any payment or distribution of any kind or character with respect to any Obligations on the Securities or the Guarantees or (y) acquire, redeem or defease any of the Securities for cash or property or otherwise for a period of time (the "Blockage Period") terminating on the earliest to occur of (1) the date all events of default with respect to the applicable issue of Designated Senior Debt have been cured or waived or shall have ceased to exist and the Company and the Trustee receive written notice thereof from the Representative for the applicable issue of Designated Senior Debt, (2) the Trustee receives written notice from the Representative for the applicable issue of Designated Senior Debt terminating the Blockage Period, or the benefits of this sentence are waived by the Representative for the applicable issue of Designated Senior Debt, (3) the applicable issue of Designated Senior Debt is discharged or paid in full in cash or Cash Equivalents or (4) the expiration of the 180-day consecutive period commencing on the date of the giving of such Default Notice. Upon the termination of such Blockage Period, the Company shall (to the extent not otherwise prohibited by this Article Twelve) promptly resume making all payments on the Securities, including all payments not made during such Blockage Period. Notwithstanding anything herein to the contrary, in no event shall a Blockage Period extend beyond 179 days from the date the Default Notice was delivered to the Trustee and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt, whether or not after a period of 360 consecutive days, unless such event of default shall have been cured or waived or ceased to exist for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions of the Designated Senior Debt under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment or distribution shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 12.02(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or Guarantor Senior Debt, as the case may be, (pro rata to such holders on the basis of the respective amount of Senior Debt or Guarantor Senior Debt, as the case may be, held by such holders) or their Representative as their respective interests may appear. The Trustee shall be entitled to conclusively rely on information regarding amounts then due and owing on the Senior Debt or Guarantor Senior Debt, as the case may be, if any, received from the holders of Senior Debt or Guarantor Senior Debt (or their Representatives), as the case may be, or, if such information is not received from such holders or their Representatives, from the Company. The Company shall keep complete and accurate records of the names, addresses and amounts owed to all holders of Senior Debt and Guarantor Senior Debt, shall produce such records to the Trustee upon request and the Trustee shall be absolutely protected in relying on such records in paying over or delivering moneys pursuant to this Article Twelve.

                  Nothing contained in this Article Twelve shall limit or compromise the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder or otherwise; provided, however, that all Senior Debt and Guarantor Senior Debt of the applicable Guarantor thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment or distribution of any kind or character with respect to Obligations on the Securities or the Guarantee of the applicable Guarantor, as the case may be.

SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets or securities of the Company or a Guarantor of any kind or character, whether in cash, property or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property or such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, shall first be paid in full in cash or Cash Equivalents, or such payment shall be duly provided for to the satisfaction of the holders of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities or the Guarantee of such Guarantor, as the case may be, or for the acquisition, redemption or defeasance of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, assignment, marshalling of assets, receivership or similar proceeding, any payment or distribution of assets or securities of the Company or a Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be (pro rata to such holders on the basis of the respective amounts of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, may have been issued, as their respective interests may appear, for application to the payment of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, remaining unpaid until all such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution in cash or Cash Equivalents to or for the holders of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be.

                  (b) To the extent any payment of Senior Debt or Guarantor Senior Debt (whether by or on behalf of the Company or a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company or a Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be (pro rata to such holders on the basis of the respective amount of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, may have been issued, as their respective interests may appear, for application to the payment of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, remaining unpaid until all such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be.

                  (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if, in the event the Company is not the surviving corporation, such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

SECTION 12.04.    Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 12.02(a) or in Section 12.07. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 12.05.    Subrogation.

                  Subject to the payment in full in cash or Cash Equivalents of all Senior Debt and Guarantor Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt and Guarantor Senior Debt to receive payments or distributions of cash, property or securities of the Company and such Guarantor applicable to the Senior Debt and Guarantor Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt and Guarantor Senior Debt by or on behalf of the Company or any Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be a payment by the Company or any Guarantor to or on account of the Senior Debt or Guarantor Senior Debt, as the case may be, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt or Guarantor Senior Debt, as the case may be, on the other hand.

SECTION 12.06.    Obligations of the Company Unconditional.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or Guarantees is in-tended to or shall impair, as among the Company, any Guarantor, their respective creditors other than the holders of Senior Debt or Guarantor Senior Debt, and the Holders, the obligation of the Company and any Guarantors, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and any Guarantors other than the holders of any Senior Debt or Guarantor Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Debt or Guarantor Senior Debt in respect of cash, property or securities of the Company or any Guarantor received upon the exercise of any such remedy.

SECTION 12.07.    Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or Guarantor Senior Debt or of any other facts which would prohibit the making of any payment or distribution to or by the Trustee unless and until the Trustee shall have received notice in writing referencing this Indenture and the Notes from the Company, or from a holder of Senior Debt or Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge of a Responsible Officer to the contrary) that no such facts exist.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt or Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt or Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 12.08.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

                  Upon any payment or distribution of assets or securities of the Company or any Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt or Guarantor Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.09.    Trustee's Relation to Senior Debt or Guarantor Senior Debt.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Debt or Guarantor Senior Debt which may at any time be held by it in its individual capacity or any other capacity to the same extent as any other holder of Senior Debt or Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Debt or Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Debt or Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt or Guarantor Senior Debt.

                  Whenever a payment or distribution is to be made or a notice given to holders or owners of Senior Debt or Guarantor Senior Debt, the payment or distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or a Guarantor or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt or Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or a Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or a Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt or Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of the Senior Debt or Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or Guarantor Senior Debt, or otherwise amend or supplement in any manner Senior Debt or Guarantor Senior Debt, or any instrument evidencing or securing the same or any agreement under which Senior Debt or Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt or Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt or Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or a Guarantor or any other Person.

SECTION 12.11. Holders Authorize Trustee To Effectuate Subordination of Securities.

                  Each Holder by its acceptance of the Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt or Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company or a Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company or a Guarantor, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or Guarantor Senior Debt or their Representative are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.12.    This Article Twelve Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.13.    Trustee's Compensation Not Prejudiced.

                  Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other Sections in this Indenture.

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                  TENNECO INC.


                                  By:
                                     -------------------------------
                                      Name:
                                      Title:


                                  THE BANK OF NEW YORK,
                                      as Trustee


                                  By:
                                     -------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A

                           [FORM OF SERIES A SECURITY]

                  THIS NOTE (AND ANY GUARANTEE THEREOF) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY (NOR ANY GUARANTEE THEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW

THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                  TENNECO INC.


                        11 5/8% Senior Subordinated Notes
                         due October 15, 2009, Series A


                                                                 CUSIP No.:

No. [   ]                                                              $[      ]

                  TENNECO INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of [ ] Dollars, on October 15, 2009.

                  Interest Payment Dates: April 15 and October 15, commencing April 15, 2000.

Record Dates:  April 1 and October 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: October 14, 1999

                                           TENNECO INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                  This is one of the 11 5/8% Senior Subordinated Notes due 2009, Series A, described in the within-mentioned Indenture.

Dated: October 14, 1999                    THE BANK OF NEW YORK,
                                                as Trustee



                                           By:
                                              ----------------------------------
                                              Authorized Signatory

                              (REVERSE OF SECURITY)

                                  TENNECO INC.


                        11 5/8% Senior Subordinated Notes
                         due October 15, 2009, Series A


1.    Interest.

                  TENNECO INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 15 and October 15 of each year (an "Interest Payment Date"), commencing April 15, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 14, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.    Paying Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.    Indenture.

                  The Company issued the Securities under an Indenture, dated as of October 14, 1999 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are limited in aggregate principal amount to $750,000,000.

5.    Optional Redemption.

                  The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 2004 upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:


                  Year                                                        Percentage
                  ----                                                        ----------
                  2004........................................                 105.813%
                  2005........................................                 103.875%
                  2006........................................                 101.938%
                  2007 and thereafter.........................                 100.000%


6.    Optional Redemption upon Public Equity Offerings.

                  At any time, or from time to time, on or prior to October 15, 2002, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Securities issued at a redemption price equal to 111.625% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Securities issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Public Equity Offering.

                  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

7.    Special Redemption.

                  If the Spin-Off Transactions are not consummated in a manner consistent in all material respects with the description of such transactions contained in the Offering Memorandum or if any of the other Release Conditions are not satisfied, in each case, on or prior to December 31, 1999, then the Company will be required to mail a notice of redemption on such date and redeem the Securities in whole on January 14, 2000 at a redemption price of 101% of their principal amount, plus accrued interest to the date of redemption. The Company will also have the option to redeem the Securities, in whole but not in part (at a redemption price of 101% of their principal amount, plus accrued in-terest to the date of redemption), by mailing a notice of redemption at any time on or prior to December 31, 1999 (with a redemption date 15 days after the mailing date of such notice) if it determines that the Spin-Off Transactions are likely not to be able to be consummated in a manner consistent in all material respects with the description of such transactions contained in the Offering Memorandum or that any of the other Release Conditions are likely not to be able to be satisfied, in each case, on or prior to December 31, 1999. A redemption pursuant to this paragraph shall be herein referred to as a "Special Redemption".

                  If the Securities are redeemed pursuant to a Special Redemption and the Company did not use commercially reasonable efforts to cause the Release Conditions to be satisfied, and if the Company consummates transactions similar to the Spin-Off Transactions at any time prior to the 180th day after the date the Securities were redeemed, then each Securityholder as of the redemption date must be paid an additional amount equal to the Make-Whole Amount.

8.    Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date (other than with respect to a Special Redemption, as described above) to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

                  If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

9.    Change of Control Offer.

                  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

10.   Limitation on Disposition of Assets.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11.   Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.   Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.   Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.   Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15.   Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.   Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions.

17.   Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

18.   Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, any Guarantor and their respective Affiliates as if it were not the Trustee.

19.   No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.   Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.   Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.   CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.   Registration Rights.

                  Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 11 5/8% Senior Subordinated Notes due 2009, Series B (the "Series B Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

24.   Subordination.

                  The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to TENNECO INC., 500 North Field Drive, Lake Forest, IL 60045, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated: _________________                             Signed: ___________________
                                                             (Sign exactly as
                                                             name appears on the
                                                             other side of this
                                                             Security)

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, check the appropriate box:

                  Section 4.12 [      ] Section 4.21 [      ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, state the amount: $_____________

Date: ________________________   Your Signature:________________________________
                                                (Sign exactly as
                                                your name appears
                                                on the other side
                                                of this Security)


Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor reasonably acceptable to the Trustee)

                                                                       EXHIBIT B


                           [FORM OF SERIES B SECURITY]

                                  TENNECO INC.


                        11 5/8% Senior Subordinated Notes
                         due October 15, 2009, Series B


                                                               CUSIP No.: [    ]
No. [   ]                                                      $[              ]

                  TENNECO INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of [ ] Dollars, on October 15 , 2009.

                  Interest Payment Dates: April 15 and October 15, commencing April 15, 2000.

                  Record Dates: April 1 and October 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: [         ], 1999

                                         TENNECO INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                  This is one of the 11 5/8% Senior Subordinated Notes due 2009, Series B, described in the within-mentioned Indenture.

Dated:                                           THE BANK OF NEW YORK,
                                                      as Trustee



                                                 By:
                                                    ----------------------------
                                                    Authorized Signatory

                              (REVERSE OF SECURITY)

                                  TENNECO INC.


                        11 5/8% Senior Subordinated Notes
                         due October 15, 2009, Series B


1. Interest.

                  TENNECO INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 15 and October 15 of each year (an "Interest Payment Date"), commencing April 15, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 14, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.    Paying Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.    Indenture.

                  The Company issued the Securities under an Indenture, dated as of October 14, 1999 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are limited in aggregate principal amount to $750,000,000.

5.    Optional Redemption.

                  The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 2004 upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:


                  Year                                                        Percentage
                  ----                                                        ----------
                  2004........................................                 105.813%
                  2005........................................                 103.875%
                  2006........................................                 101.938%
                  2007 and thereafter.........................                 100.000%

6.    Optional Redemption upon Public Equity Offerings.

                  At any time, or from time to time, on or prior to October 15, 2002, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Securities issued at a redemption price equal to 111.625% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Securities issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Public Equity Offering.

                  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

7.    Special Redemption.

                  If the Spin-Off Transactions are not consummated in a manner consistent in all material respects with the description of such transactions contained in the Offering Memorandum or if any of the other Release Conditions are not satisfied, in each case, on or prior to December 31, 1999, then the Company will be required to mail a notice of redemption on such date and redeem the Securities in whole on January 14, 2000 at a redemption price of 101% of their principal amount, plus accrued in-terest to the date of redemption. The Company will also have the option to redeem the Securities, in whole but not in part (at a redemption price of 101% of their principal amount, plus accrued interest to the date of redemption), by mailing a notice of redemption at any time on or prior to December 31, 1999 (with a redemption date 15 days after the mailing date of such notice) if it determines that the Spin-Off Transactions are likely not to be able to be consummated in a manner consistent in all material respects with the description of such transactions contained in the Offering Memorandum or that any of the other Release Conditions are likely not to be able to be satisfied, in each case, on or prior to December 31, 1999. A redemption pursuant to this paragraph shall be herein referred to as a "Special Redemption".

                  If the Securities are redeemed pursuant to a Special Redemption and the Company did not use commercially reasonable efforts to cause the Release Conditions to be satisfied, and if the Company consummates transactions similar to the Spin-Off Transactions at any time prior to the 180th day after the date the Securities were redeemed, then each Securityholder as of the redemption date must be paid an additional amount equal to the Make-Whole Amount.

8.    Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date (other than with respect to a Special Redemption, as described above) to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

                  If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

9.    Change of Control Offer.

                  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

10.   Limitation on Disposition of Assets.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11.   Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.   Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.   Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.   Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15.   Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written con-sent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.   Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions.

17.   Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

18.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, any Guarantor and their respective Affiliates as if it were not the Trustee.

19.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.      Subordination.

                  The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full, in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: TENNECO INC., 500 North Field Drive, Lake Forest, IL 60045, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated:                                           Signed:
      --------------------                              ------------------------
                                                          (Sign exactly as
                                                          name appears on the
                                                          other side of this
                                                          Security)

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature
                    Guarantee Medallion Program (or other
                    signature guarantor program reasonably
                    acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, check the appropriate box:

                  Section 4.12 [      ] Section 4.21 [      ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, state the amount: $
                              ---------------

Date:                      Your Signature:
      --------------------                  ------------------------------------
                                                 (Sign exactly as
                                                 your name appears
                                                 on the other side
                                                 of this Security)


Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)

                                                                       EXHIBIT C


                      FORM OF LEGEND FOR GLOBAL SECURITIES


                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

                  Re:      11 5/8% Senior Subordinated Notes
                           due 2009, Series A, and 11 5/8%
                           Senior Subordinated Notes due 2009,
                           Series B (the "Securities"), of
                           Tenneco Inc.
                           -----------------------------------

                  This Certificate relates to $             principal amount of
Securities held in the form of*      a beneficial interest in a Global Security
or*          Physical Securities by          (the "Transferor").


The Transferor:*

                  |_|      has requested by written order that the Registrar
deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

                  |_|      has requested by written order that the Registrar
exchange or register the transfer of a Physical Security or Physical Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

                  |_|      Such Security is being acquired for the Transferor's
own account, without transfer (in satisfaction of Section 2.16(a)(II)(A) or Section 2.16(d)(i)(A) of the Indenture).

                  |_|      Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

                  |_|      Such Security is being transferred to an
institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

                  |_|      Such Security is being transferred in reliance on
Regulation S under the Act

                  |_|      Such Security is being transferred in reliance on
Rule 144 under the Act.

                  |_|      Such Security is being transferred in reliance on and
in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


                                                 -------------------------------
                                                   [INSERT NAME OF TRANSFEROR]



                                                 By:
                                                     ---------------------------
                                                        [Authorized Signatory]

Date:
     ----------------
*Check applicable box.

                                                                       EXHIBIT E


                            Form of Certificate To Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors


                                                      ------------------, ------

The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Attention:  Corporate Trust Administration

                  Re: Tenneco Inc. (the "Company") Indenture (the "Indenture") relating to 11 5/8% Senior Subordinated Notes due 2009, Series A, or 11 5/8% Senior Subordinated Notes due 2009, Series B

Ladies and Gentlemen:

                  In connection with our proposed purchase of 11 5/8% Senior Subordinated Notes due 2009, Series A, or 11 5/8% Senior Subordinated Notes due 2009, Series B (the "Securities"), of Tenneco Inc. (the "Company"), we confirm that:

                  1. We have received such information as we deem necessary in order to make our investment decision.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree for the benefit of the issuer that this Security may not be offered, sold, pledged or otherwise transferred prior to the expiration of the holding period applicable thereto under Rule 144(k) under the Securities Act which is applicable to this Security (the "Resale Restriction Termination Date") other than (1) to the issuer or its subsidiaries, (2) so long as this Security is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom the seller reasonably believes is a "Qualified Institutional Buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a Qualified Institutional Buyer, in each case to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of this Security if this Security is not in book-entry form), (3) to a non-"U.S. person" in an "Offshore Transaction" (as such terms are defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the certificate of transfer on the reverse of this Security if this Security is not in book-entry form), (4) pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act, if available, or
(5) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control, and subject to the right of the issuer or the Trustee for the Securities prior to any such sale, pledge or other transfer pursuant to clause (4) above to require the de-livery of an opinion of counsel, certifications and/or other information satisfactory to each of them. This legend will be removed upon request of the holder on or after the Resale Restriction Termination Date.

                  4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                 Very truly yours,

                                                 [Name of Transferee]


                                                 By:
                                                     ---------------------------
                                                       [Authorized Signatory]

                                                                       EXHIBIT F


                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers


                                                                       ,
                                                          ------------- -----

The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Attention:  Corporate Trust Administration



                  Re: Tenneco Inc. (the "Company") 11 5/8% Senior Subordinated Notes due 2009, Series A, and 11 5/8% Senior Subordinated Notes due 2009,
                        Series B (the "Securities")
                        --------------------------------------------------------

Dear Sirs:

                  In connection with our proposed sale of $            aggregate
principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                                 Very truly yours,

                                                 [Name of Transferor]


                                                 By:
                                                     ---------------------------
                                                        [Authorized Signatory]

                                                                       EXHIBIT G


                               [FORM OF GUARANTEE]


                  Each undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor person under the Indenture) unconditionally guarantees on a senior subordinated basis as set forth in Article Twelve of the Indenture (such guarantee by the Guarantor being referred to herein as a "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                                       EXHIBIT H



                  Form of Opinion of Counsel to the Guarantors


                  1. Each of the Guarantors has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Supplemental Indenture; the execution and delivery of, and the performance by each of the Guarantors of its obligations under, the Indenture and the Supplemental Indenture have been duly and validly authorized by each Guarantor; and the Indenture and the Supplemental Indenture (assuming due authorization and execution by each party thereto other than a Guarantor) constitute the valid and binding agreements of each Guarantor, enforceable against each Guarantor in accordance with their terms.

                  2. The Guarantees have been duly authorized by each Guarantor and, when delivered to the Trustee will have been validly delivered, and each Guarantee will constitute a valid and binding obligation of each Guarantor, enforceable in accordance with their terms.

                  3. Each of the Guarantors is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).

                  4. Each Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the Assumption Agreement, the Purchase Agreement and the Regis-tration Rights Agreement; the execution and delivery of, and the performance by each Guarantor of its obligations under, the Assumption Agreement, the Purchase Agreement and the Registration Rights Agreement has been duly and validly authorized by each Guarantor. Each of the Registration Rights Agreement, Assumption Agreement and Purchase Agreement (assuming due authorization and execution by each party thereto other than a Guarantor) constitutes the valid and legally binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms.

                  5. None of (x) the execution, delivery or performance of the Guarantees by any of the Guarantors, (y) the execution, delivery or performance of the Assumption Agreements and the Supplemental Indenture by any of the Guarantors, or (z) the consummation by any Guarantor of any of the transactions contemplated by the Indenture or the Offering Memorandum, (i) to such counsel's knowledge, requires any consent, approval, authorization or other order of, or registration or filing with (each, a "Consent"), any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained or may be required in connection with the registration under the Securities Act of the Securities in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions), (ii) conflicts or will conflict with or constitutes or will constitute a breach of,or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of any Guarantor, except any such conflicts, breaches and defaults that in the aggregate would not have a Material Adverse Effect (as defined in the Purchase Agreement), (iii) to such counsel's knowledge, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument known to us to which a Guarantor is a party or by which any Guarantor or any of their respective properties may be bound, except as disclosed in the Offering Memorandum including, without limitation, any Consent required in connec-tion with the debt realignment described therein, or any such conflicts, breaches and defaults that in the aggregate would not reasonably be expected to have a Material Adverse Effect, (it being understood that such counsel expresses no opinion in this paragraph 5 regarding compliance with disclosure requirements or prohibitions against fraud or misrepresentation), (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree known to us to be applicable to any Guarantor or any of their respective properties, except any such violations that in the aggregate could not have a Material Adverse Effect (it being understood that such counsel expresses no opinion in this paragraph 5 regarding compliance with disclosure requirements or prohibitions against fraud or misrepresentation), or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Guarantor pursuant to the terms of any agreement or instrument known to such counsel to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject, other than as disclosed in the Offering Memorandum.

                  6. Such opinion of counsel may assume that New York law is identical to the Illinois Law for purposes of rendering the opinions contained in paragraphs 1, 2 and 4. Such opinion of counsel may advise that: (i) such counsel is not admitted to practice in any state other than Illinois, and does not render any opinion as to legal matters subject to or governed by laws other than those of the State of Illinois, United States federal jurisprudence or the Delaware General Corporate Law and (ii) any opinion to the effect that an instrument constitutes a binding obligation of any person, or that it is enforceable in accordance with its terms, does not include any opinion that specific performance or other equitable relief or remedies would be available in the event of a breach of any particular provision thereof and is qualified by the effect of applicable bankruptcy, moratorium, insolvency, reorganization, fraudulent conveyance, and other laws and legal principles affecting or limiting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and, in certain circumstances, considerations of public policy, and (iii) the enforceability of any indemnification or contribution provision of any contract may be prohibited or limited under applicable securities laws or public policy underlying such laws.

                                                                       EXHIBIT I



                     Form of Guarantor Secretary Certificate


                  I, [          ], Secretary of [Guarantor], a [Delaware]
corporation (the "Guarantor") do hereby certify that:

                  1. A true and complete copy of the certificate of incorporation of the Guarantor, together with all amendments to date, certified by the secretary of state of its respective state of incorporation, is attached as Annex A. Each certificate of incorporation is in full force and effect on this date. No action has been taken by the Board of Directors of the Guarantor for the purpose of effecting any further amendment to or modification of such certificates of incorporation.

                  2. A true and correct copy of the By-laws of the Guarantor is attached as Annex B. Such By-laws are in full force and effect on this date.

                  3. No proceedings with regard to the consolidation, sale of assets and business, liquidation, or dissolution of the Guarantor have been taken or are pending in its respective state of incorporation nor have the Board of Directors or the stockholders of the Guarantor taken any steps to authorize or institute any of the foregoing.

                  4.    True and correct copies of the resolutions duly adopted
by the Board of Directors of the Guarantor dated [          ], 1999 are attached
as Annex C (the "Resolutions"). Such Resolutions constitute the only actions taken by the Guarantor's Board of Directors or any committee thereof relating to the guarantee (the "Guarantee") by the Guarantor of up to $750,000,000 aggregate principal amount of 11 5/8% Senior Subordinated Notes due 2009 of Tenneco Inc. ("Tenneco") issued under the Indenture (as defined below). Such Resolutions have not been amended, modified or rescinded and are in full force and effect on the date hereof.

                  5. The assumption agreement (the "Assumption Agreement") by and among the Company and Salomon Smith Barney Inc.,

Banc of America Securities LLC, Bear, Stears & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Commerzbank Capital Markets Corporation, First Union Securities, Inc., ING Barings LLC, Nesbitt Burns Securities Inc., Scotia Capital Markets (USA) Inc., SG Cowen Securities Corporation and TD Securities (USA) Inc. (the "Initial Purchasers") pursuant to which the Guarantor has agreed to become a party to the Purchase Agreement, dated October 8, 1999 (the "Purchase Agreement"), and the Registration Rights Agreement, dated October 14, 1999 (the "Registration Rights Agreement"), each by and among Tenneco and the Initial Purchasers, is in a form which the officers of the Company were authorized to execute and deliver by the Board of Directors of the Company pursuant to the Resolutions.

                  6. The Indenture (the "Indenture") dated as of October 14, 1999, by and between Tenneco and The Bank of New York, as Trustee, is in a form which the officers of the Guarantor were authorized to execute and deliver by the Board of Directors of the Guarantor pursuant to the Resolutions.

                  7. Attached hereto as Annex D is a specimen of the Guarantee, substantially in the form of Exhibit G to the Indenture, authorized by the Board of Directors of the Guarantor pursuant to the Resolutions.

                  8. Each person who, as a director or officer of the Guarantor, signed, by facsimile or otherwise, (i) the Assumption Agreement; (ii) the Indenture; (iii) the certificates for the Guarantee being delivered today to the Trustee; or (iv) any other document delivered prior hereto or on the date hereof in connection with the execution and delivery of the Assumption Agreement or the Indenture and the issuance of the Guarantees was duly appointed, qualified and acting as an officer of the Guarantor at the respective times of such signing and delivery, and the signatures of such persons appearing on such documents are their genuine signatures.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand
this        day of [          ], 1999.



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT J



                              OFFICERS' CERTIFICATE
                          REGARDING RELEASE CONDITIONS

                                                             [           ], 1999


The Bank of New York,
     as Trustee
101 Barclay Street
Floor 21W
New York, New York 10286

Ladies and Gentlemen:

                  Pursuant to Section 4.22 of the Indenture dated as of October 14, 1999 (as supplemented from time to time in accordance with its terms, the "Indenture"), among Tenneco Inc. (the "Company") and The Bank of New York, as Trustee (the "Trustee"), the undersigned officers do hereby certify on behalf of the Company on the date hereof, as follows (terms used but not defined herein have the respective meanings assigned to them in the Indenture):

                  (i) For purposes of delivering this certificate, the undersigned have read Section 4.22 of the Indenture and have made such investigations and inquiries as such officers have deemed appropriate.

                  (ii) In the opinion of the undersigned, we have made such examination and investigation as is necessary to express an informed opinion as to compliance with Section 4.22 and based upon the foregoing, the undersigned have concluded that all of the applicable Release Conditions set forth in
Section 4.22 of the Indenture have been satisfied or waived.

                  This Certificate is being delivered by each of the undersigned only in his capacity as an officer of the Company and not individually as of the date hereof.


                                  TENNECO INC.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT K



                         Form of Supplemental Indenture


                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated
as of             , 1999, among [Subsidiary Guarantors] (the "Guarantors"), each a subsidiary of Tenneco, Inc., a Delaware corporation (the "Company"), the Company and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").


                              W I T N E S S E T H :

                  WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of October 14, 1999, providing for the issuance of an aggregate principal amount of up to $750,000,000 of 11 5/8% Senior Subordinated Notes due 2009 (the "Securities");

                  WHEREAS, to effect the separation of Tenneco's automotive, packaging and administrative businesses, the Company will enter into and consummate the Spin-Off Transactions (as defined in the Indenture);

                  WHEREAS, to ensure the consummation of the Spin-Off Transactions, the Company shall have deposited the Special Redemption Amount (as defined in the Indenture) with the Trustee to be held in escrow;

                  WHEREAS Section 4.22 of the Indenture provides that, to effect the release of the Special Redemption Amount, the Company is required to, among other things, cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. Each Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles Ten and Twelve of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, each Guarantor shall be a Guarantor for all purposes under the Indenture and the Securities.

                  3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and each Guarantor, and the Trustee assumes no responsibility for their correctness.

                  6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                   [GUARANTOR]



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   TENNECO, INC.



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   THE BANK OF NEW YORK, as Trustee



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title: